As Filed With the Securities and Exchange Commission on October 1, 2012

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 49

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: 415-597-2000

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	BENJAMIN ARCHIBALD
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	55 EAST 52nd STREET
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10055

MASTER INVESTMENT PORTFOLIO

LIFEPATH® RETIREMENT MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO®

LIFEPATH® 2025 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO®

LIFEPATH® 2035 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO®

LIFEPATH® 2045 MASTER PORTFOLIO

LIFEPATH® 2050 MASTER PORTFOLIO

LIFEPATH® 2055 MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for LifePath® Retirement Master Portfolio, LifePath 2020 Master Portfolio®, LifePath® 2025 Master Portfolio, LifePath 2030 Master Portfolio®, LifePath® 2035 Master Portfolio, LifePath 2040 Master Portfolio®, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio and LifePath® 2055 Master Portfolio (each, a “Master Portfolio” or “LifePath Master Portfolio” and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and a corresponding feeder fund (a BlackRock Funds III Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BlackRock Funds III Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the Institutional, Investor A, Investor C, Class R and Class K Shares prospectuses and the statement of additional information of LifePath® Retirement Portfolio, LifePath 2020 Portfolio®, LifePath® 2025 Portfolio, LifePath 2030 Portfolio®, LifePath® 2035 Portfolio, LifePath 2040 Portfolio®, LifePath® 2045 Portfolio, LifePath® 2050 Portfolio and LifePath® 2055 Portfolio (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”). Each BlackRock Funds III Feeder Fund invests all of its assets in a corresponding Master Portfolio as follows: LifePath Retirement Portfolio, LifePath 2020 Portfolio, LifePath 2025 Portfolio, LifePath 2030 Portfolio, LifePath 2035 Portfolio, LifePath 2040 Portfolio, LifePath 2045 Portfolio, LifePath 2050 Portfolio and LifePath 2055 Portfolio each, respectively, invests all of its assets in LifePath Retirement Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2025 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2035 Master Portfolio, LifePath 2040 Master Portfolio, LifePath 2045 Master Portfolio, LifePath 2050 Master Portfolio and LifePath 2055 Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectuses” and “SAI,” respectively. The BlackRock Funds III Feeder Funds and any other feeder fund that may invest in the LifePath Master Portfolios are referred to herein as “Feeder Funds.”

LifePath® is a registered service mark of BlackRock Institutional Trust Company, N.A. (“BTC”) and the LifePath products are covered by U.S. Patents 5,812,987 and 6,336,102.

PART A — PROSPECTUS

April 30, 2012 (as amended October 1, 2012)

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated April 30, 2012 (as amended October 1, 2012), is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

BlackRock Fund Advisors (“BFA”) is the investment adviser of each Master Portfolio.

MIP incorporates by reference information concerning each Master Portfolio’s portfolio managers from the following section in each LifePath Portfolio Overview section of the Prospectuses: “Portfolio Managers.”

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Each Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

Each Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each BlackRock Funds III Feeder Fund will be taxable on its allocable portion of the income of the applicable Master Portfolio. Each Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each LifePath Master Portfolio’s investment objective, principal investment strategies and related risks from the following sections of the Prospectuses: “Details About the LifePath Portfolios — Investment Time Horizons,” “Details About the LifePath Portfolios — A Further Discussion of Principal Investment Strategies,” “Details About the LifePath Portfolios — Information About the Underlying Funds” and “Details About the LifePath Portfolios — A Further Discussion of Risk Factors.” Registrant further incorporates by reference the sections, “General Information — Statement of Additional Information” and “General Information — Disclaimers” from the Prospectuses.

A description of each Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in the SAI and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

BFA serves as investment adviser to the Master Portfolios. BFA manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board”) and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio’s and MIP’s management from the following sections of the Prospectuses: “Management of the LifePath Portfolios — Investment Adviser” and “Management of the LifePath Portfolios — Portfolio Managers.”

MIP further incorporates by reference additional management information from the following section of the Prospectuses: “Management of the LifePath Portfolios — Administrative Services.”

CONFLICTS OF INTEREST

MIP incorporates by reference information concerning conflicts of interest from the following section of the Prospectuses: “Management of the LifePath Portfolios — Conflicts of Interest.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath® Retirement Master Portfolio, LifePath 2020 Master Portfolio®, LifePath® 2025 Master Portfolio, LifePath 2030 Master Portfolio®, LifePath® 2035 Master Portfolio, LifePath 2040 Master Portfolio®, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio, LifePath® 2055 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, ACWI ex-U.S. Index Master Portfolio, Bond Index Master Portfolio, S&P 500 Stock Master Portfolio and Russell 1000® Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

MIP incorporates by reference information concerning organizational structure from the following section of the Prospectuses: “Account Information — Master/Feeder and Fund of Funds Structures.”

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Each Master Portfolio is a “fund of funds” — i.e., each Master Portfolio invests in registered investment companies (the “Underlying Funds”). The net asset value of each Master Portfolio is calculated based on the net asset values of the Underlying Funds in which the Master Portfolio invests. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds’ investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

MIP also incorporates by reference the information from the following section of the SAI: “Pricing of Shares — Determination of Net Asset Value.”

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. MIP may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the Securities and Exchange Commission (“SEC”) by order may permit, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolios or in the Underlying Funds rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that the each Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectuses: “Account Information — Short-Term Trading Policy.”

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor’s beneficial interests in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” fund in a “master/feeder” structure. Only “feeder funds” — i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios — or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios. In addition, BRIL provides certain compliance related, sales related and other services for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

MIP’s Board of Trustees has adopted, on behalf of each LifePath Master Portfolio, a “defensive” distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the “Plan”). The Plan provides that if any portion of a LifePath Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the LifePath Master Portfolio’s assets on an on-going basis. Over time, these payments would increase the cost of an interestholder’s investment and may cost an interestholder more than paying other types of sales charges. The LifePath Master Portfolios currently do not pay any amounts pursuant to the Plan.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

LIFEPATH® RETIREMENT MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO®

LIFEPATH® 2025 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO®

LIFEPATH® 2035 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO®

LIFEPATH® 2045 MASTER PORTFOLIO

LIFEPATH® 2050 MASTER PORTFOLIO

LIFEPATH® 2055 MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

April 30, 2012 (as amended October 1, 2012)

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for LifePath® Retirement Master Portfolio, LifePath 2020 Master Portfolio®, LifePath® 2025 Master Portfolio, LifePath 2030 Master Portfolio®, LifePath® 2035 Master Portfolio, LifePath 2040 Master Portfolio®, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio and LifePath® 2055 Master Portfolio (each, a “Master Portfolio” or “LifePath Master Portfolio” and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). This Part B is not a prospectus and should be read in conjunction with Part A, also dated April 30, 2012, (as amended October 1, 2012) of the LifePath Master Portfolios. All terms used in this Part B that are defined in Part A and not defined in this Part B have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of LifePath® Retirement Portfolio, LifePath 2020 Portfolio®, LifePath® 2025 Portfolio, LifePath 2030 Portfolio®, LifePath® 2035 Portfolio, LifePath 2040 Portfolio®, LifePath® 2045 Portfolio, LifePath® 2050 Portfolio and LifePath® 2055 Portfolio (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B OF THIS STATEMENT OF ADDITIONAL INFORMATION CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Investment Objectives and Policies,” “Investment Restrictions,” and “Appendix A.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the SAI: “Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

MIP incorporates by reference the information concerning the compensation for the Trustees of MIP from the following section of the SAI: “Information on Trustees and Officers — Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Investment Risks and Considerations — Codes of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference the information concerning its Proxy Voting Policies from the following sections of the SAI: “Proxy Voting Policies and Procedures” and “Appendix B.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of April 2, 2012 the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
LifePath Retirement Master Portfolio	State Farm LifePath Income Portfolio	56%	Record
	One State Farm Plaza
	Bloomington, IL 61710

	LifePath Retirement Portfolio	44%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath 2020 Master Portfolio	State Farm LifePath 2020 Portfolio	52%	Record
	One State Farm Plaza
	Bloomington, IL 61710

	LifePath 2020 Portfolio	48%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath 2025 Master Portfolio	LifePath 2025 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath 2030 Master Portfolio	State Farm LifePath 2030 Portfolio	52%	Record
	One State Farm Plaza
	Bloomington, IL 61710

	LifePath 2030 Portfolio	48%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath 2035 Master Portfolio	LifePath 2035 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath 2040 Master Portfolio	State Farm LifePath 2040 Portfolio	50%	Record
	One State Farm Plaza
	Bloomington, IL 61710

	LifePath 2040 Portfolio	50%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath 2045 Master Portfolio	LifePath 2045 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

LifePath 2050 Master Portfolio	State Farm LifePath 2050 Portfolio	40%	Record
	One State Farm Plaza
	Bloomington, IL 61710

	LifePath 2050 Portfolio	60%	Record
	c/o BlackRock Funds III
	400 Howard Street
	San Francisco, CA 94105

LifePath 2055 Master Portfolio	LifePath 2055 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	99%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, State Farm LifePath Income Portfolio or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of April 2, 2012, no Trustee owned any beneficial interest in each Master Portfolio, and the Trustees and principal officers of MIP as a group beneficially owned less than 1% of the outstanding beneficial interests of each Master Portfolio.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to each Master Portfolio by BlackRock Fund Advisors (“BFA”) is incorporated herein by reference from the BlackRock Funds III Feeder Funds’ Prospectuses and from the sub-section entitled “Management and Advisory Arrangements” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI of the BlackRock Funds III Feeder Funds
Item 19(a)	SAI: Part I: Management and Advisory Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management and Advisory Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management and Advisory Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

For the fiscal years shown below, each Master Portfolio paid the following management fees to BFA, net of waivers and/or offsetting credits:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2009	2010	2011
LifePath Retirement Master Portfolio	$69,853	$281,135	$1,012,875
LifePath 2020 Master Portfolio	$223,071	$391,769	$1,426,535
LifePath 2025 Master Portfolio[1]	N/A	$(8,128)	$(37,296)
LifePath 2030 Master Portfolio	$137,435	$274,976	$964,313
LifePath 2035 Master Portfolio[1]	N/A	$(8,129)	$(39,584)
LifePath 2040 Master Portfolio	$79,077	$176,217	$567,869
LifePath 2045 Master Portfolio[1]	N/A	$(8,132)	$(41,364)
LifePath 2050 Master Portfolio	$(10,365)	$(6,817)	$7,222
LifePath 2055 Master Portfolio[1]	N/A	$(8,131)	$(39,351)

[1]	These LifePath Master Portfolios commenced operations on June 30, 2010.

For the fiscal years shown below, BFA waived the following management fees payable by the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2009	2010	2011
LifePath Retirement Master Portfolio	$1,212,746	$4,155,881	$3,702,907
LifePath 2020 Master Portfolio	$4,716,849	$6,753,884	$6,702,988
LifePath 2025 Master Portfolio[1]	N/A	$207	$22,410
LifePath 2030 Master Portfolio	$3,767,019	$5,550,612	$5,959,744
LifePath 2035 Master Portfolio[1]	N/A	$216	$15,359
LifePath 2040 Master Portfolio	$2,967,134	$4,305,591	$4,684,967
LifePath 2045 Master Portfolio[1]	N/A	$219	$6,274
LifePath 2050 Master Portfolio	$67,130	$257,630	$484,997
LifePath 2055 Master Portfolio[1]	N/A	$218	$875

[1]	These LifePath Master Portfolios commenced operations on June 30, 2010.

The fees and expenses of the members of MIP’s Board of Trustees who are not “interested persons” of MIP (as such term is defined in the 1940 Act) (the “Independent Trustees” and each, an “Independent Trustee”), counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit services in connection with the Master Portfolios (collectively referred to as the “MIP Independent Expenses”) are paid directly by the Master Portfolios. Each of BlackRock Institutional Trust Company, N.A. (“BTC”), the administrator to the Master Portfolios, and BFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses through April 30, 2013. Each such contractual arrangement may not be terminated prior to May 1, 2013 without the consent of the Boards of Trustees of the Trust and MIP. Effective July 1, 2012, BlackRock Advisors, LLC will replace BTC as each Master Portfolio’s administrator.

For the fiscal years shown below, BFA provided an offsetting credit, in the amounts shown, against management fees paid with respect to the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2009	2010	2011
LifePath Retirement Master Portfolio	$17,129	$54,527	$85,977
LifePath 2020 Master Portfolio	$29,042	$77,384	$115,919
LifePath 2025 Master Portfolio[1]	N/A	$8,139	$42,363
LifePath 2030 Master Portfolio	$25,423	$66,455	$104,819
LifePath 2035 Master Portfolio[1]	N/A	$8,138	$42,301
LifePath 2040 Master Portfolio	$22,533	$55,372	$90,138
LifePath 2045 Master Portfolio[1]	N/A	$8,138	$42,215
LifePath 2050 Master Portfolio	$12,786	$21,068	$47,307
LifePath 2055 Master Portfolio[1]	N/A	$8,139	$39,452

[1]	These LifePath Master Portfolios commenced operations on June 30, 2010.

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: “Management and Advisory Arrangements — Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as each LifePath Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the SAI: “Pricing of Shares — Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its shareholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year). Each Master Portfolio shall enable such regulated investment companies to meet their Subchapter M requirements by investing in the Underlying Funds, each of which is treated as either a disregarded entity, non-publicly traded partnership or regulated investment company for U.S. federal income tax purposes.

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by an Underlying Fund in which the Master Portfolio invests on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties.

The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If an Underlying Fund acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, the interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the Underlying Fund that invests in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in Underlying Funds that invest in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the interestholders of the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments in Underlying Funds may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, that invests in a Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2012. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

A 3.8% Medicare contribution tax will be imposed on the net investment income (which includes interest, dividends and capital gains) of U.S. individuals with income exceeding $200,000, or $250,000 if married and filing jointly, and of trusts and estates, for taxable years beginning after December 31, 2012.

A 30% withholding tax on dividends paid after December 31, 2013 and redemption proceeds paid after

December 31, 2014 will be imposed on (i) certain foreign financial institutions and investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Under some circumstances, a foreign shareholder may be eligible for refunds or credits of such taxes.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for the Master Portfolios is BRIL, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

BRIL, BFA and certain of their affiliates may make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to a Feeder Fund). From time to time, BRIL, BFA or their affiliates may compensate affiliated and unaffiliated brokers, dealers, financial institutions and industry professionals (including BFA, Merrill Lynch, Hilliard Lyons and their affiliates) (collectively, “Service Organizations”) for the sale and distribution of shares of a Feeder Fund or for services to a Feeder Fund and its shareholders. These non-distribution and service plan payments may take the form of, among other things, “due diligence” payments for a dealer’s examination of the Feeder Funds and payments for providing extra employee training and information relating to Feeder Funds; “listing” fees for the placement of the Feeder Funds on a dealer’s list of mutual funds available for purchase by its customers; “finders” fees for directing investors to the Feeder Fund; “distribution and marketing support” fees or “revenue sharing” for providing assistance in promoting the sale of the Feeder Funds’ shares; payments for the sale of shares and/or the maintenance of share balances; CUSIP fees; maintenance fees; and set-up fees regarding the establishment of new accounts. The payments made by BRIL, BFA and their affiliates may be a fixed dollar amount or may be based on a percentage of the value of shares sold to, or held by, customers of the Service Organization involved, and may be different for different Service Organizations. The payments described above are made from BRIL’s, BFA’s or their affiliates’ own assets pursuant to agreements with Service Organizations and do not change the price paid by investors for the purchase of the Feeder Fund’s shares or the amount the Feeder Fund will receive as proceeds from such sales.

As of the date of this Part B, the following Service Organizations are receiving such payments: Ameriprise Financial Services, AXA Advisors, Chase Investment Services Corp, CCO Investment Services, Commonwealth Equity Services (Commonwealth Financial Network), Donegal Securities, Financial Network Investment Corporation, FSC Securities Corporation, ING Financial Partners, LPL Financial Corporation, Merrill Lynch, MetLife Securities, Morgan Stanley Smith Barney, Multi-Financial Securities Corporation, New England Securities Corporation, Oppenheimer & Co., PFS Investments, PrimeVest Financial Services, Raymond James, RBC Capital Markets, Royal Alliance Associates, SagePoint Financial, Securities America, State Farm, Tower Square Securities, UBS Financial Services, Walnut Street Securities, U.S. Bancorp Investments, Wells Fargo and/or broker dealers and other financial services firms under common control with the above organizations (or their successors or assignees). The level of payments made to these Service Organizations in any year will vary, may be limited to specific Feeder Funds or share classes, and normally will not exceed the sum of (a) 0.25% of such year’s Feeder Fund sales by that Service Organization, and (b) 0.21% of the assets attributable to that Service Organization invested in a Feeder Fund. In certain cases, the payments described in the preceding sentence are subject to certain minimum payment levels.

The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2011 are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 2, 2012 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35.

(c)	Not applicable.

(d)(1)	Investment Advisory Agreement, dated December 1, 2009, between Registrant and BlackRock Fund Advisors (“BFA”) is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(2)	Schedule A, dated May 17, 2011, to the Investment Advisory Agreement between Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 44 to the Registrant’s Registration Statement, filed on May 25, 2011 (“Amendment No. 44”).

(d)(3)

Form of Sub Investment Advisory Agreement between Registrant and BlackRock International Limited, with respect to CoreAlpha Bond Master Portfolio, is incorporated by reference to an Exhibit of Amendment No. 45 to the Registrant’s Registration Statement filed June 29, 2011.

(d)(4)	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(5)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between Registrant and BFA is incorporated herein by reference to an Exhibit of Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011 (“Amendment No. 42”).

(d)(6)	Form of Expense Limitation Agreement, between Registrant and BFA with respect to Russell 1000 Index Master Portfolio, ACWI ex-US Index Master Portfolio and the LifePath Index Master Portfolios is incorporated herein by reference to an Exhibit of Amendment No. 46 to the Registrant’s Registration Statement, filed June 29, 2011.

(e)(1)	Placement Agency Agreement between Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit of Amendment No. 42.

(f)	Not applicable.

(g)(1)	Form of Service Module for Custodial Services between Registrant and State Street Bank and Trust Company (“State Street”) is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(1)

Amended and Restated Administration Agreement, dated May 1, 2006, between Barclays Global Investors, N.A.

(“BGI”)[2] and Registrant on behalf of each Master Portfolio is incorporated by reference to an Exhibit of Amendment No. 33.

(h)(2)	Amended Appendix A, dated May 19, 2010, to the Administration Agreement between BGI[2] and Registrant on behalf of each Master Portfolio is incorporated herein by reference to an Exhibit of Amendment No. 41 to the Registrant’s Registration Statement, filed June 25, 2010.

(h)(3)	Schedule A to the Administration Fee Waiver Agreement with respect to CoreAlpha Bond Master Portfolio dated February 14, 2011 is incorporated herein by reference to an Exhibit of Amendment No. 42.

(h)(4)	Sub-Administration Agreement, dated October 21, 1996, between IBT[1] and BGI[2] on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(5)	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 33.

(h)(6)	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 33.

(h)(7)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between IBT[1] and BGI[2] is incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006.

(h)(8)	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between IBT[1] and BGI[2] filed as Exhibit (h)(6) is incorporated herein by reference to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(9)	Revised Master Fee Schedule, dated September 1, 2004, to the Sub-Administration Agreement, as amended from time to time, is incorporated herein by reference to Amendment No. 33.

(h)(10)	Amended and Restated Securities Lending Agency Agreement, dated November 2, 2009, between Registrant and BGI[2] filed as Exhibit (h)(9) is incorporated herein by reference to Amendment No. 40.

(h)(11)	Schedule A and Exhibit A to the Amended and Restated Securities Lending Agency Agreement between Registrant and BGI[2] is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(12)	Form of Service Module for Transfer Agency Services between Registrant and State Street is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(13)	Independent Expense Reimbursement Agreement among Registrant, Barclays Global Investors Funds[3], BGI[2] and Barclays Global Fund Advisors[4], dated November 13, 2009, is incorporated herein by reference to an Exhibit of Amendment No. 40.

(h)(14)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 17, 2010, relating to the Credit Agreement dated as of November 18, 2009, is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592) filed on November 22, 2010.

(h)(15)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 16, 2011, relating to the Credit Agreement dated as of November 17, 2010, is incorporated by reference to Exhibit 8(e)(6) to Post-Effective Amendment to the Registration Statement on Form N-1A of BlackRock Large Cap Series Funds, Inc. (File No. 333-89389), filed on January 27, 2012.

(h)(16)	Form of Master Services Agreement between Registrant and State Street, dated April 21, 2011, is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(17)	Exhibit A to the Master Services Agreement between Registrant and State Street is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to an Exhibit of Amendment No. 37.

(n)	Not applicable.

(p)(1)	Code of Ethics of Registrant is incorporated herein by reference to an Exhibit of Amendment No. 40.

(p)(2)	Code of Ethics of BFA is incorporated herein by reference to Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(p)(3)	Code of Ethics of SEI is incorporated herein by reference to an Exhibit of Amendment No. 29 to the Registrant’s Registration Statement, filed April 29, 2005.

(p)(4)	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(q)	Power of Attorney, dated September 22, 2011, for Paul L. Audet, Henry Gabbay, David O. Beim, Ronald W. Forbes, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Kenneth L. Urish, Toby Rosenblatt and Frederick W. Winter is incorporated herein by reference to Exhibit 16 to Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of BlackRock Small Cap Growth Fund II of BlackRock Series, Inc. (File No. 333-56203), filed on September 26, 2011.

[1]

On July 2, 2007, State Street Corporation acquired Investors Financial Services Corporation, the parent company of IBT, which provides sub-administrative, custodial and transfer agency services for the Portfolios.

[2]	Prior to December 1, 2009, BlackRock Institutional Trust Company, N.A. was known as BGI.
[3]	Prior to December 1, 2009, BlackRock Funds III was known as Barclays Global Investor Funds.
[4]	Prior to December 1, 2009, BlackRock Fund Advisors was known as Barclays Global Fund Advisors.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of April 2, 2012, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each entity, except Transamerica Partners Institutional Stock Index Fund and BlackRock Cayman Treasury Money Market Fund, Ltd., is organized under the laws of the State of Delaware. Transamerica Partners Institutional Stock Index Fund is organized under the laws of the State of Massachusetts, and BlackRock Cayman Treasury Money Market Fund, Ltd. is a Cayman company.

MASTER PORTFOLIO	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER PORTFOLIO	PERCENTAGE OF VOTING SECURITIES
LifePath® Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61710	56%

	LifePath Retirement Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	44%

LifePath 2020 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2020 Portfolio One State Farm Plaza Bloomington, IL 61710	52%

	LifePath 2020 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	48%

LifePath® 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2025 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath 2030 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2030 Portfolio One State Farm Plaza Bloomington, IL 61710	52%

	LifePath 2030 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	48%

LifePath® 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2035 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath 2040 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2040 Portfolio One State Farm Plaza Bloomington, IL 61710	50%

	LifePath 2040 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	50%

LifePath® 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2045 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2050 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	60%

	State Farm LifePath 2050 Portfolio One State Farm Plaza Bloomington, IL 61710	40%

LifePath® 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2055 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	99%

LifePath® Index Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index Retirement Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2020 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2025 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2030 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2035 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2040 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2045 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2050 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2055 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Active Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2030 Master Portfolio c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	30%

	LifePath 2040 Master Portfolio c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	28%

	LifePath 2020 Master Portfolio c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	27%

CoreAlpha Bond Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2020 Master Portfolio c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	37%

	LifePath Retirement Master Portfolio c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	29%

ACWI ex-US Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	ACWI ex-US LP Feeder c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	82%

Bond Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Bond Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	70%

	Bond Index LP Feeder c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	30%

S&P 500 Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Transamerica Partners Institutional Stock Index Fund 570 Carillon Parkway St. Petersburg, FL 33716	40%

	State Farm S&P 500 Index Fund One State Farm Plaza Bloomington, IL 61710	25%

Russell 1000® Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Russell LP Feeder c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	57%

	BlackRock Russell 1000 Index Fund c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	43%

Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Government Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Government c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Prime Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Prime c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	84%

Treasury Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	55%

	BlackRock Cayman Treasury Money Market Fund, Ltd. 400 Howard Street San Francisco, CA 94105	45%

ITEM 30.	INDEMNIFICATION

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

The Master Portfolios are advised by BFA, an indirect wholly-owned subsidiary of BlackRock, Inc., located at 400 Howard Street, San Francisco, CA 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

ITEM 32.	PRINCIPAL UNDERWRITER.

BRIL, the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global Dynamic Equity Fund

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock World Income Fund, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares MSCI Russia Capped Index Fund, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the principal underwriter or placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b)

Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Rick Froio	Chief Compliance Officer and Assistant Secretary	None
Paul Greenberg	Chief Financial Officer, Treasurer and Managing Director	None
John Blevins	Managing Director and Assistant Secretary	None
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA approved)	None
Daniel Adams	Vice President	None
Stephen Hart	Vice President and Assistant Secretary	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110.

(b) BFA and BlackRock Institutional Trust Company, N.A. maintain all Records relating to their services as adviser and administrator, respectively, at 400 Howard Street, San Francisco, California 94105.

(c) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(d) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and transfer agent of certain Master Portfolios at 100 Summer Street, Boston, Massachusetts 02110.

(e) BNY Mellon Investment Servicing (US) Inc. maintains all Records relating to its services as transfer agent of certain Master Portfolios at 301 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 34.	MANAGEMENT SERVICES

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 1st day of October, 2012.

MASTER INVESTMENT PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski
President and Chief Executive Officer

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	President and Chief Executive Officer (Principal Executive Officer)	October 1, 2012
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2012
Neal J. Andrews

David O. Beim*	Trustee
David O. Beim

Ronald W. Forbes*	Trustee
Ronald W. Forbes

Dr. Matina S. Horner*	Trustee
Dr. Matina S. Horner

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Herbert I. London*	Trustee
Herbert I. London

Ian A. MacKinnon*	Trustee
Ian A. MacKinnon

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

	Toby Rosenblatt*	Trustee
Toby Rosenblatt

	Kenneth L. Urish*	Trustee
Kenneth L. Urish

	Frederick W. Winter*	Trustee
Frederick W. Winter

	Paul Audet*	Trustee
Paul Audet

	Henry Gabbay*	Trustee
Henry Gabbay

*By:	/s/ Benjamin Archibald		October 1, 2012
Benjamin Archibald
(Attorney-in-Fact)